Exhibit 5.1

                 Opinion of General Counsel



                                                                May 7, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

                         Jones Apparel Group, Inc.
                         -------------------------
                     Registration Statement on Form S-3
                     ----------------------------------


Ladies and Gentlemen:

          I am General Counsel of Jones Apparel Group, a Pennsylvania corporation (the "Company"), and in such capacity, I have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the registration under the Act of the offering of an aggregate 586,550 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), for the benefit of certain selling shareholders (the "Selling Shareholders").

          In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement and (b) the related Prospectus (together with the documents incorporated therein by reference, the "Prospectus").


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          Based on the foregoing and subject to the qualifications
hereinafter set forth, I am of opinion as follows:

          1. The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania.

          2. The shares of Common Stock to be sold by the Selling Shareholders are duly authorized, validly issued, fully paid and nonassessable.

          I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America.

          In rendering this opinion, I have relied upon the opinion dated May 7, 1999, of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, a copy of which appears as Exhibit 5.2 to the Registration Statement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.

          I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,


                                              /s/ Ira M. Dansky
                                              -----------------
                                              Ira M. Dansky
                                              General Counsel